Exhibit 99.01
Cadence Reports First Quarter 2020 Financial Results
SAN JOSE, Calif. — April 20, 2020 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the first quarter of 2020.
Cadence reported first quarter 2020 revenue of $618 million, compared to revenue of $577 million reported for the same period in 2019. On a GAAP basis, Cadence achieved operating margin of 23 percent and recognized net income of $124 million, or $0.44 per share on a diluted basis, in the first quarter of 2020, compared to operating margin of 22 percent and net income of $121 million, or $0.43 per share on a diluted basis, for the same period in 2019.
Using the non-GAAP measure defined below, operating margin for the first quarter of 2020 was 32 percent and net income was $166 million, or $0.60 per share on a diluted basis, compared to operating margin of 32 percent and net income of $152 million, or $0.54 per share on a diluted basis, for the same period in 2019.
“I am pleased to report that in a difficult environment we have continued to deliver on our strategy and commitments, leading to excellent financial results for the first quarter of 2020, and we are reaffirming our 10 percent revenue growth guidance for the year,” said Lip-Bu Tan, chief executive officer. “We are going through truly unprecedented times and our first priority is ensuring the safety and well-being of our employees, customers and communities.  From a business continuity perspective, our infrastructure, collaboration platforms and tight communication have enabled us to maintain a high level of productivity, and our R&D innovation projects and customer deliverables continue to track well.”
“Cadence met or exceeded its key financial metrics for the first quarter despite some disruption caused by the COVID-19 pandemic,” said John Wall, senior vice president and chief financial officer. “The vast majority of our team are effectively working from home, including our sales and application engineering teams that have adapted well to this new work model as they continue to engage productively with customers on the business, training and support fronts.”
CFO Commentary
Commentary on the first quarter 2020 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the second quarter of 2020, the company expects total revenue in the range of $580 million to $600 million. Second quarter GAAP operating margin is expected to be approximately 18 percent and GAAP net income per diluted share is expected to be in the range of $0.28 to $0.32. Using the non-GAAP measure defined below, operating margin is expected to be approximately 30 percent and net income per diluted share is expected to be in the range of $0.50 to $0.54.
For 2020, the company expects total revenue in the range of $2.545 billion to $2.585 billion. On a GAAP basis, operating margin is expected to be in the range of 21 percent to 22 percent and net income per diluted share for 2020 is expected to be in the range of $1.58 to $1.68. Using the non-GAAP measure defined below, operating margin for 2020 is expected to be in the range of 32 percent to 33 percent and net income per diluted share for 2020 is expected to be in the range of $2.40 to $2.50.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2020 financial results audio webcast today, April 20, 2020, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 20, 2020 at 5 p.m. (Pacific) and ending June 12, 2020 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications including consumer, hyperscale computing, 5G communications, automotive, aerospace, industrial and health. For six years in a row, Fortune Magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2020 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth, including strategic, customer and supplier relationships; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers, economic conditions, government regulations, trade restrictions or the COVID-19 pandemic; (v) economic and industry conditions, government regulations, trade restrictions and the duration and severity of the COVID-19 pandemic and containment measures in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to maintain and improve operational efficiency in its business, including its ability to retain key employees and to have the vast majority of its employees work remotely during the COVID-19 pandemic; (x) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (xii) the effects of the COVID-19 pandemic and containment measures. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	March 28, 2020	March 30, 2019
	(unaudited)
GAAP operating margin as a percent of total revenue	23%	22%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	7%	7%
Non-qualified deferred compensation expenses (credits)	(1)%	1%
Restructuring and other credits	0%	0%
Acquisition and integration-related costs	1%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	32%	32%

Net Income Reconciliation	Three Months Ended
	March 28, 2020	March 30, 2019
	(unaudited)
(in thousands)
Net income on a GAAP basis	$123,988	$120,555
Amortization of acquired intangibles	15,066	13,162
Stock-based compensation expense	46,482	42,253
Non-qualified deferred compensation expenses (credits)	(4,796)	2,540
Restructuring and other credits	(1,067)	(689)
Acquisition and integration-related costs	3,970	914
Special charges	124	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	8,011	(5,187)
Income tax effect of non-GAAP adjustments	(25,483)	(21,307)
Net income on a non-GAAP basis	$166,295	$152,241

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	March 28, 2020	March 30, 2019
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.44	$0.43
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.17	0.15
Non-qualified deferred compensation expenses (credits)	(0.02)	0.01
Restructuring and other credits	—	—
Acquisition and integration-related costs	0.02	—
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.03	(0.02)
Income tax effect of non-GAAP adjustments	(0.09)	(0.08)
Diluted net income per share on a non-GAAP basis	$0.60	$0.54
Shares used in calculation of diluted net income per share — GAAP**	279,265	280,615
Shares used in calculation of diluted net income per share — non-GAAP**	279,265	280,615

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 12, 2020, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s second quarter 2020 earnings release is published, which is currently scheduled for the week of July 20, 2020.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 28, 2020 and December 28, 2019
(In thousands)
(Unaudited)

	March 28, 2020	December 28, 2019
Current assets:
Cash and cash equivalents	$946,285	$705,210
Receivables, net	284,093	304,546
Inventories	60,575	55,802
Prepaid expenses and other	108,554	103,785
Total current assets	1,399,507	1,169,343
Property, plant and equipment, net	281,207	275,855
Goodwill	778,992	661,856
Acquired intangibles, net	258,617	172,375
Deferred taxes	699,194	732,367
Other assets	350,456	345,429
Total assets	$3,767,973	$3,357,225
Current liabilities:
Revolving credit facility	$350,000	$—
Accounts payable and accrued liabilities	236,813	316,908
Current portion of deferred revenue	425,616	355,483
Total current liabilities	1,012,429	672,391
Long-term liabilities:
Long-term portion of deferred revenue	95,503	73,400
Long-term debt	346,205	346,019
Other long-term liabilities	155,842	162,521
Total long-term liabilities	597,550	581,940
Stockholders’ equity	2,157,994	2,102,894
Total liabilities and stockholders’ equity	$3,767,973	$3,357,225

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 28, 2020 and March 30, 2019
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Revenue:
Product and maintenance	$581,699	$543,518
Services	36,258	33,224
Total revenue	617,957	576,742
Costs and expenses:
Cost of product and maintenance	55,446	50,522
Cost of services	19,017	20,063
Marketing and sales	125,744	116,830
Research and development	241,668	228,210
General and administrative	33,592	30,102
Amortization of acquired intangibles	4,206	3,308
Restructuring and other credits	(1,067)	(689)
Total costs and expenses	478,606	448,346
Income from operations	139,351	128,396
Interest expense	(4,637)	(5,391)
Other income (expense), net	(4,534)	5,241
Income before provision for income taxes	130,180	128,246
Provision for income taxes	6,192	7,691
Net income	$123,988	$120,555
Net income per share - basic	$0.45	$0.44
Net income per share - diluted	$0.44	$0.43
Weighted average common shares outstanding - basic	273,476	273,066
Weighted average common shares outstanding - diluted	279,265	280,615

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 28, 2020 and March 30, 2019
(In thousands)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash and cash equivalents at beginning of period	$705,210	$533,298
Cash flows from operating activities:
Net income	123,988	120,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,321	29,740
Amortization of debt discount and fees	254	247
Stock-based compensation	46,482	42,253
(Gain) loss on investments, net	3,215	(2,646)
Deferred income taxes	3,904	(4,966)
Recoveries on receivables	(77)	(183)
ROU asset amortization and change in operating lease liabilities	706	1,341
Other non-cash items	183	122
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	26,475	35,681
Inventories	(5,260)	(10,618)
Prepaid expenses and other	(4,964)	15,618
Other assets	(8,344)	4,559
Accounts payable and accrued liabilities	(84,839)	(41,261)
Deferred revenue	86,914	(4,451)
Other long-term liabilities	(4,239)	(577)
Net cash provided by operating activities	217,719	185,414
Cash flows from investing activities:
Purchases of non-marketable investments	—	(33,664)
Proceeds from the sale of non-marketable investments	—	2,952
Purchases of property, plant and equipment	(22,179)	(15,275)
Cash paid in business combinations	(193,820)	—
Net cash used for investing activities	(215,999)	(45,987)
Cash flows from financing activities:
Proceeds from revolving credit facility	350,000	50,000
Payment on revolving credit facility	—	(100,000)
Proceeds from issuance of common stock	33,312	29,858
Stock received for payment of employee taxes on vesting of restricted stock	(37,528)	(32,822)
Payments for repurchases of common stock	(100,022)	(81,114)
Net cash provided by (used for) financing activities	245,762	(134,078)
Effect of exchange rate changes on cash and cash equivalents	(6,407)	251
Increase in cash and cash equivalents	241,075	5,600
Cash and cash equivalents at end of period	$946,285	$538,898

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2019					2020
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	44%	42%	44%	46%	44%	43%
China	10%	12%	10%	9%	10%	13%
Other Asia	19%	19%	21%	20%	20%	18%
Europe, Middle East and Africa	18%	20%	18%	18%	18%	19%
Japan	9%	7%	7%	7%	8%	7%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2019					2020
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification	24%	22%	20%	24%	23%	23%
Digital IC Design and Signoff	30%	31%	30%	29%	30%	29%
Custom IC Design and Simulation	25%	26%	26%	25%	25%	25%
System Interconnect and Analysis	9%	10%	9%	9%	9%	9%
IP	12%	11%	15%	13%	13%	14%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 20, 2020
(Unaudited)

	Three Months Ending June 27, 2020	Year Ending January 2, 2021
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~18%	21% - 22%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	3%	2%
Stock-based compensation expense	8%	8%
Acquisition and integration-related costs	1%	1%
Non-GAAP operating margin as a percent of total revenue†	~30%	32% - 33%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 20, 2020
(Unaudited)

	Three Months Ending June 27, 2020	Year Ending January 2, 2021
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.28 to $0.32	$1.58 to $1.68
Amortization of acquired intangibles	0.06	0.23
Stock-based compensation expense	0.17	0.71
Non-qualified deferred compensation expenses (credits)	—	(0.02)
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.02	0.06
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.03
Income tax effect of non-GAAP adjustments	(0.03)	(0.19)
Diluted net income per share on a non-GAAP basis†	$0.50 to $0.54	$2.40 to $2.50

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 20, 2020
(Unaudited)

	Three Months Ending June 27, 2020	Year Ending January 2, 2021
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$79 to $89	$441 to $469
Amortization of acquired intangibles	16	64
Stock-based compensation expense	48	200
Non-qualified deferred compensation expenses (credits)	—	(5)
Restructuring and other charges (credits)	—	(1)
Acquisition and integration-related costs	4	16
Other income or expense related to investments and non-qualified deferred compensation plan assets*	1	10
Income tax effect of non-GAAP adjustments	(9)	(53)
Net income on a non-GAAP basis†	$139 to $149	$672 to $700

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.